COMMON STOCK PAR VALUE $.25 COMMON STOCK PAR VALUE $.25 Incorporated Under The Laws of The State of Delaware CUSIP 125509 10 9 See Reverse For Certain Definitions.
This Certificate is Transferable in Jersey City, NJ and New York, NY CIGNA Corporation This Certifies That Specimen Is the Owner Of Fully Paid And Non-Assessable Shares Of The Common Stock Of Cigna Corporation, transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.  This certificate is not valid until countersigned by the Transfer Clerk or Transfer Agent and registered by the Registrar. Witness the seal of the Corporation, and the signatures of its duly authorized officers. Dated: countersigned and registered: Mellon Investor Services LLC Transfer Agent and registrar by Authorized signature chairman corporate secretary

CIGNA CORPORATION

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, THE DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCII REQUEST MAY BE MADE TO THE TRANSFER AGENT OR TO THE CORPORATION.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Rights Agreement between CIGNA Corporation and Mellon Investor Services LLC, dated as of July 22, 1998 (the "Rights Agreement"), as amended from time to time, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of CIGNA Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. CIGNA Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and certain related persons, whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

_____________________

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT -.	Custodian
TEN ENT	- as tenants by the entireties		(Cust)	(Minor)
JT TEN	- as joint tenants with right of		under Uniform Gifts to Minors
	survivorship and not as tenants in common		Act .................................... (State)
Additional abbreviations may also be used though not in the above list.

For value received, ___________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE.

_________ Shares of the capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated: _________________________

SIGNATURE GUARANTEED

THIS SIGNATURE(S) MUST BE GUARANTEED AND THE GUARANTOR OF THIS SIGNATURE(S) MUST BE ACCEPTABLE BY TRANSFER AGENT.

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.